Exhibit No. 99.1


Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. (1350, I, the undersigned Chairman and Chief Executive Officer of Journal Communications, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 15, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Steven J. Smith
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Steven J. Smith
July 23, 2003


A signed original of this written statement required by Section 906 has been provided to the Journal Communications, Inc. and will be retained by the Journal Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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